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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

    The registrant's principal affiliates as of January 22, 2001, are listed below.

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
                                                                               PERCENTAGE OF VOTING
                                                            STATE OR COUNTRY   SECURITIES DIRECTLY
                                                            OF INCORPORATION      OR INDIRECTLY
                                                            OR ORGANIZATION    OWNED BY REGISTRANT
                                                            ----------------   --------------------
Hewlett-Packard Australia Ltd.                              Australia                  100%
Hewlett-Packard Australia Group Holdings Pty Ltd.           Australia                  100%
Hewlett-Packard Australia Holdings Pty Ltd.                 Australia                  100%
Hewlett-Packard Brasil S.A.                                 Brazil                     100%
Hewlett-Packard Caribe Ltd.                                 Cayman Islands             100%
Hewlett-Packard Chesapeake Inc.                             Delaware                   100%
Hewlett-Packard (China) Investment Ltd.                     China                      100%
Hewlett-Packard Computadores Ltd.                           Brazil                     100%
Hewlett-Packard Computer Products (Shanghai) Co., Ltd.      China                      100%
Hewlett-Packard Coordination Center SC                      Belgium                    100%
Hewlett-Packard Delaware, Inc.                              Delaware                   100%
Hewlett-Packard Delaware Investment Inc.                    Delaware                   100%
Hewlett-Packard Europe B.V.                                 The Netherlands            100%
Hewlett-Packard Espanola, S.A.                              Spain                      100%
Hewlett-Packard Far East Pte. Ltd.                          Singapore                  100%
Hewlett-Packard Finance Company                             California                 100%
Hewlett-Packard France                                      France                     100%
Hewlett-Packard France Capital                              France                     100%
Hewlett-Packard GmbH                                        Germany                    100%
Hewlett-Packard Holding Espanola, S.L.                      Spain                      100%
Hewlett-Packard Holding Gmbh                                Germany                    100%
Hewlett-Packard (India) Software Operation Pte. Ltd.        India                      100%
Hewlett-Packard Ireland (Holdings) Ltd.                     Ireland                    100%
Hewlett-Packard Japan, Ltd.                                 Japan                      100%
Hewlett-Packard Ltd.                                        U.K.                       100%
Hewlett-Packard Leman Sarl                                  Switzerland                100%
Hewlett-Packard de Mexico S.A. de C.V.                      Mexico                     100%
Hewlett-Packard (Manufacturing) Ltd.                        Ireland                    100%
Hewlett-Packard Participacoes S.A.                          Brazil                     100%
Hewlett-Packard Puerto Rico                                 California                 100%
Hewlett-Packard S.A.                                        Switzerland                100%
Hewlett-Packard Singapore Pte. Ltd.                         Singapore                  100%
Hewlett-Packard Start B.V.                                  The Netherlands            100%
Hewlett-Packard United B.V.                                 The Netherlands            100%
Hewlett-Packard World Trade, Inc.                           Delaware                   100%
Bombini Investment N.V.                                     Curacao                    100%
Grupo Latin America Hewlett-Packard S.A.                    Mexico                     100%
Hanover Asia Pacific Investments Ltd.                       Mauritius                  100%
Runway Corporation N.V.                                     Curacao                    100%
Shanghai Hewlett-Packard Company                            China                      100%
Technologies et Participations S.A.                         France                     100%
VeriFone, Inc.                                              Delaware                   100%
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